Exhibit 23.2

         NOTICE OF INABILITY TO OBTAIN CONSENT FROM ARTHUR ANDERSEN LLP

     Community West Bancshares and its subsidiaries (the "Company") have not received the consent of Arthur Andersen LLP to the incorporation by reference of its report of independent public accountants dated March 8, 2002 into the Company's previously filed Registration Statement on Form S-8, File No. 333-43531.

The Company has dispensed with the requirement to file Arthur Andersen LLP's consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of their report into the Company's registration statement under the Securities Act of 1933, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements or financial statement schedule audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.


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